Exhibit 99.9

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Amendment No. 1 to the Current Report on Form 8-k.

Introduction

On March 11, 2024, XCF Global Capital, Inc., (“Legacy XCF”) entered into a business combination agreement (the “Business Combination Agreement”) with Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 Newco, Inc., (“NewCo”) a Delaware corporation and wholly owned subsidiary of Focus Impact, Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”). Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the business combination was effected in two steps: (a) Legacy XCF merged with and into Merger Sub 1 (the “NewCo Merger”), with Merger Sub 1 being the surviving entity of the NewCo Merger as a wholly owned subsidiary of NewCo; and (b) immediately following the NewCo Merger, Merger Sub 2 merged with and into Legacy XCF (the “Company Merger” and, together with the NewCo Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On January 23, 2025, and February 19, 2025, Legacy XCF completed the acquisition of 100% of the membership interests in New Rise SAF, LLC (“New Rise SAF”) and New Rise Renewables, LLC (“New Rise Renewables,” and together with New Rise SAF, the “New Rise Entities”), which became wholly owned subsidiaries of Legacy XCF (the “New Rise Acquisition”). Pursuant to Membership Interest Purchase Agreements dated December 8, 2023, Legacy XCF issued 18,730,000 shares of common stock to the former members of New Rise SAF and 87,331,951 shares of common stock and a $100,000,000 convertible promissory note to the former members of New Rise Renewables.

New Rise Renewables focuses on producing renewable fuels to reduce the world’s carbon footprint, primarily through the production of clean-burning, sustainable biofuels, including sustainable aviation fuel (“SAF”). Its Reno facility is located on a 10-acre parcel in McCarran, Nevada. New Rise SAF owns the land and certain related assets associated with the Reno facility.

On June 6, 2025 (the “Closing Date”), the parties to the Business Combination Agreement completed the Business Combination. As a result of the Business Combination, NewCo, subsequently changed its name to XCF Global, Inc. (“XCF”, “New XCF” or the “Company”), and became a new publicly traded company on NASDAQ (Nasdaq: SAFX). Therefore, the accounting for the business combination is included in the historical financial statements of XCF as of and for the period ended June 30, 2025.

Following the completion of the Business Combination on the Closing Date, the Company has entered into the following agreements:

1.	Equity Line of Credit (ELOC) Agreement - On May 30, 2025, XCF and Legacy XCF entered into an Equity Line of Credit (“ELOC”) Agreement with Helena Global Investment Opportunities I Ltd (“Helena”), pursuant to which XCF may, from time to time, issue and sell up to $50,000,000 shares of Common Stock to Helena, subject to the terms of the agreement (the “ELOC Financing”). Management has determined to initially draw $0.5 million under the ELOC Financing in Q4 2025.

2.	Promissory Note and Share Issuance Amendments - On July 10, 2025, XCF and Helena entered into the first amendment to a promissory note dated May 30, 2025, involving Focus Impact as Borrower, Helena, Randall Soule (“Soule”), and XCF. Further, Soule entered into an amendment to the Share Issuance Agreement dated May 30, 2025 (the “Soule Amendment”). Pursuant to these amendments, in exchange for a cash payment of $2,249,771 from Helena, XCF and Soule waived Helena’s obligation to return certain shares of XCF’s Common Stock under Section 11.2 of the original promissory note, and Soule agreed to return certain shares of XCF’s Common Stock previously issued to him for cancellation. These amendments are collectively referred to as the “Helena Refinancing.”

3.	Convertible Note Purchase Agreement -

a.	On July 29, 2025, XCF entered into a Convertible Note Purchase Agreement with EEME Energy SPV I LLC (“EEME Energy”), under which the Company may issue and sell up to $7,500,000 in aggregate principal amount of convertible promissory notes in one or more closings. As part of the agreement, the Company agreed to pay an arrangement fee and advisory fee to EEME Energy through the issuance of 750,000 and 200,000 shares of the Company’s Common Stock, respectively.

b.	The Company and EEME Energy consummated the closings and issued two Converted Promissory Notes in the aggregate principal amount of $6.0 million to EEME Energy. (the “EEME Financing”). EEME Energy has elected to convert the in aggregate $6.0 million of the Convertible Promissory Notes (including any interest accrued thereon) into shares of Common Stock of XCF.

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Collectively, the ELOC Financing, Helena Refinancing, and EEME Financing are referred to as the “Financing Transactions.”

The following unaudited pro forma condensed combined financial information of XCF Global Inc, has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Focus Impact, XCF, Legacy XCF, and New Rise Renewables, as adjusted to give the estimated effects of the closing of the Financing Transactions and Business Combination.

The unaudited pro forma condensed combined balance sheet of XCF as of June 30, 2025, combines (i) the unaudited historical consolidated balance sheet of XCF as of June 30, 2025, and (ii) pro forma adjustments to give effect to the Financing Transactions as if they had been consummated as of that date.

The unaudited pro forma condensed combined statement of operations of XCF for the six months ended June 30, 2025, combines (i) the unaudited historical statement of operations of XCF for the six months ended June 30, 2025, and (ii) pro forma adjustments to give effect to the Financing Transactions as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for Pro Forma XCF, which represents the combination of New Rise Entities and Legacy XCF for the twelve months ended December 31, 2024 combines: (i) the audited historical statement of operations of Legacy XCF for the period from January 1, 2024 through December 31, 2024 and (ii) the audited historical statement of operations of New Rise Renewables and New Rise SAF for the period from January 1, 2024 through December 31, 2024 on a pro forma basis, giving effect to the New Rise Acquisitions, summarized below, as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for Pro Forma XCF Global Inc. for the twelve months ended December 31, 2024 combines: (i) unaudited pro forma condensed combined statement of operations for Pro Forma XCF from January 1, 2024 to December 31, 2024 and (ii) the audited historical statement of operations of Focus Impact for the period from January 1, 2024 through December 31, 2024, giving effect to the Business Combination and other related events in connection with the Business Combination as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of the Focus Impact. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the consolidation of the three companies or the costs that may be incurred in integrating their operations. The pro forma financial statements do not purport to project the future results of operations or financial position of the XCF.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

●	the historical unaudited financial statements of XCF for the six months ended June 30, 2025;
●	the historical audited financial statements of Focus Impact for the fiscal year ended December 31, 2024;
●	the historical audited financial statements of Legacy XCF for the fiscal year ended December 31, 2024;
●	the historical audited financial statements of New Rise Renewables and New Rise SAF for the fiscal year ended December 31, 2024;

Description of the New Rise Acquisitions

On December 8, 2023, Legacy XCF and the owners of New Rise Renewables and New Rise SAF, entered into two agreements: (1) the Membership Interest Purchase Agreement with New Rise SAF (“New Rise SAF MIPA”), and (2) the Membership Interest Purchase Agreement with New Rise Renewables (the “New Rise Renewables MIPA,” and together with the New Rise SAF MIPA, the “MIPAs”). The MIPAs facilitated the purchase of 100% of the equity in both New Rise Renewables and New Rise SAF by Legacy XCF, with both transactions closing during the period ending March 31, 2025. The two transactions were consummated as follows:

○	On January 23, 2025, the New Rise SAF acquisition closed when Legacy XCF transferred 18,730,000 shares of its common stock to Randy Soule and GLP Part I SPV, LLC (“GL”) - the two legacy membership interest holders of New Rise SAF – in exchange for 100% of the outstanding membership interests of that entity.

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○	On February 19, 2025, the New Rise Renewables acquisition closed when Legacy XCF transferred 87,331,951 shares of its common stock to RESC Renewables, LLC (“RESC”) and GL- the two legacy membership interest holders of New Rise Renewables – and issued a $100,000,000 convertible promissory note dated February 19, 2025 (discussed in the “Convertible Promissory Note” section below) to RESC in exchange for 100% of the outstanding membership interests of New Rise Renewables.

The exchange of equity interests between Legacy XCF and the New Rise Entities were executed in contemplation of one another and were treated as a combined transaction, which resulted in the New Rise entities becoming wholly owned subsidiaries of Legacy XCF. The combined transaction was accounted for as a reverse asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50, “Business Combinations – Related Issues”. New Rise Entities are considered the accounting acquirers and legal acquirees, and Legacy XCF is the legal acquirer and accounting acquiree.

As a result of the Acquisition, the historical financial statements of the combined company prior to February 19, 2025, are those of New Rise Renewables and New Rise SAF. The assets and liabilities of Legacy XCF were recorded at fair value as of the acquisition date. The equity structure presented in the financial statements has been retroactively restated to reflect the legal capital structure of Legacy XCF, including the shares issued to New Rise Renewables and New Rise SAF in connection with the acquisition.

Description of the Business Combination

The Business Combination was accounted for as a reverse recapitalization, rather than a business combination, for financial accounting and reporting purposes. Accordingly, XCF was deemed the accounting acquirer (and legal acquiree) and Focus Impact was treated as the accounting acquiree (and legal acquirer).

Under this method of accounting, the reverse recapitalization was treated as the equivalent of XCF issuing stock for the net assets (liabilities) of Focus Impact, accompanied by a recapitalization. The net assets of Focus Impact are stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Business Combination are those of Legacy XCF. All periods prior to the Business Combination have been retrospectively adjusted in accordance with the Business Combination Agreement for the equivalent number of common shares outstanding immediately after the Business Combination to effect the reverse recapitalization. Additionally, all outstanding convertible notes were adjusted in accordance with their terms, which will, among other changes to the convertible note terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such convertible notes and to the exercise and redemption prices of such convertible notes.

In connection with the closing of the Business Combination:

○	All shares of Class A common stock of Legacy XCF outstanding as of immediately prior to the Business Combination were cancelled and automatically converted into the right to receive an aggregate 142,120,364 shares of New XCF Class A common stock, par value $0.0001 per share.
○	All outstanding Focus Impact Class A and Class B ordinary shares were cancelled and converted into shares of common stock of New XCF on a one-for-one basis.
○	11,500,000 redeemable outstanding public warrants and 6,400,000 private placement warrants of Focus Impact representing the right to purchase one Class A ordinary share were adjusted to represent the right to purchase one share of New XCF Class A common stock at $11.50 per share.

Immediately upon closing of the Business Combination, the Company had 149,274,934 shares issued and outstanding of Class A common stock. The following table presents the number of shares of the Company’s Class A common stock outstanding immediately following the consummation of the Business Combination:

Recapitalization
Focus Impact Class A Ordinary Shares, outstanding prior to Business Combination	4,670,544
Focus Impact Class B Ordinary Shares, outstanding prior to Business Combination	651,919
Subscription Agreement Shares – Polar (1)	1,200,000
Non-redemption holders (2)	622,109
Less: redemption of Focus Impact Class A Ordinary Shares	-
Total shares from the Business Combination	7,144,572
Legacy XCF shares (3)	142,130,362
Shares of XCF common stock immediately after Business Combination	149,274,934

(1)	An aggregate of 1,200,000 shares of XCF common stock were also issued at the closing of the Business Combination to Polar Multi-Strategy Master Fund (“Polar”), pursuant to the terms of a subscription agreement, dated as of November 3, 2023 between Focus Impact and Polar.
(2)	In addition, pursuant to certain non-redemption agreements between Focus Impact and certain Focus Impact stockholders (the “Non-Redeeming Stockholders”), the Non-Redeeming Stockholders received 622,109 shares of XCF common stock at the closing of the Business Combination. .
(3)	Upon the closing of the Business Combination, XCF issued an aggregate of 142,120,364 shares of XCF common stock to equity holders of Legacy XCF in exchange for their equity interests in Legacy XCF. Subsequent to the Closing, XCF. issued an additional 10,268 shares to account for final closing balances bringing to the total issued aggregate shares in connection with the closing of the Business Combination to be 142,130,632 shares of XCF Common Stock in an amount determined by application of the exchange ratio of approximately 0.6862 (“Exchange Ratio”).

In connection with the Business Combination, the Company incurred approximately $17,011,496 of transaction costs, consisting of legal and other professional fees, of which $6,923,808 was recorded to additional paid-in capital, and $10,087,688 was recorded as an expense in general and administrative expenses on the unaudited condensed consolidated statements of operations.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of XCF upon consummation of the Financing Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and Financing Transactions occurred on the dates indicated, nor does it reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Financing Transactions are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of XCF following the consummation of the Financing Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2025

(UNAUDITED)

(in thousands, except share and per share amounts)

	Historical
	XCF Global, Inc.	Financing Adjustments		Pro Forma XCF Global, Inc.
Assets
Current assets
Cash and cash equivalents	406	8,750	A	9,156
Restricted cash	5	-		5
Accounts receivable, net	9,852	-		9,852
Related party receivables	740	-		740
Other receivable	950	-		950
Derivative asset	1,030	-		1,030
Security deposit	1,500	-		1,500
Inventory, net	3,351	-		3,351
Other current assets	134	-		134
Total current assets	17,968	-		26,718
Property, plant and equipment	374,166	-		374,166
Total Assets	$392,134	$8,750		$400,884

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	21,736	-		21,736
Related party payable	40,597	-		40,597
Professional fees payable	7,891	-		7,891
Loans payable to related party	6,890	-		6,890
Notes payable, current portion	115,195	-		115,195
Warrant liabilities	4,502	-		4,502
Accrued expenses and other current liabilities	50,450	-		50,450
Total current liabilities	247,261	-		247,261
Financial liability, net of closing costs	132,787	-		132,787
Total Liabilities	$380,048	$-		$380,048

Stockholders’ equity
Common stock, $0.0001 par value	15	6	B	21
Additional paid in capital	-	9,454	C	9,454
Retained earnings / (Accumulated deficit)	12,071	(710	)D	11,361
Total stockholders’ equity	12,086	8,750		20,836
Total Liabilities and Stockholders’ Equity	$392,134	$8,750		$400,884

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(UNAUDITED)

(in thousands, except share and per share amounts)

	Historical		Pro Forma
	XCF Global, Inc.	Financing Adjustments	XCF Global, Inc.

Revenue	6,576	-	6,576
Cost of sales	7,811	-	7,811
Gross (loss)	(1,235)	-	(1,235)

Operating expenses:
Operating expenses	3,724	-	3,724
General and administrative expenses	10,271	-	10,271
Severance expense	13,200	-	13,200
Professional fees	11,854	-	11,854
Total operating expenses	39,049	-	39,049

Loss from operations	(40,284)	-	(40,284)

Other income (expense)
Change in the fair value of the note payable	4,798	-	4,798
Change in fair value of warrants	206,166	-	206,166
Loss on issuance of debt	(40,531)	-	(40,531)
ELOC commitment fees	(7,400)	-	(7,400)
Unrealized gain on derivative asset	(16,059)	-	(16,059)
Interest income (expense), net	(3,567)	-	(3,567)
Other income (expense), net	(323)	-	(323)
Total other income (expense)	143,084	-	143,084

Net income (loss)	$102,800	$-	$102,800

Pro Forma Earnings Per Share
		Basic	$0.66
		Diluted	$0.66
Pro Forma Number of Shares Used in Computing EPS
		Basic (#)	155,847,812
		Diluted (#)	155,847,812

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(UNAUDITED)

(in thousands, except share and per share amounts)

	Historical
	New Rise Renewables, LLC	New Rise SAF Renewables, Limited	XCF Global Capital, Inc.	Pro Forma XCF

Revenue	-	-	-	-
Cost of sales	-	-	-	-
Gross (loss)	-	-	-	-

Operating expenses:
Operating expenses	5,602	5,720	-	11,322
Rent expenses	-	-	118	-
General and administrative expenses	9,560	-	447	10,755
Regulatory fees	-	-	338	-
Professional fees	292	-	3,707	3,707
Total operating expenses	15,454	5,720	4,610	25,784

Loss from operations	(15,454)	(5,720)	(4,610)	(25,784)

Other income (expense)
Change in the fair value of the Note payable - Polar	-	-	-	-
Change in FV of Warrant	-	-	-	-
Change in fair value of Non-Redemption Agreement	-	-	-	-
Interest income -Trust Account	-	-	-	-
Interest income (expense), net	(2,931)	-	(212)	(3,143)
Other income (expense), net	-	-	-	-
Total other income (expense)	(2,931)	-	(212)	(3,143)
Income (loss) from continuing operations before income taxes	(18,385)	(5,720)	(4,822)	(28,927)
Income taxes expense	-	-	-	-
Net income (loss)	$(18,385)	$(5,720)	$(4,822)	$(28,927)

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(UNAUDITED)

(in thousands, except share and per share amounts)

		Historical	Assuming 0% Redemption
	Pro Forma XCF	Focus Impact BH3 Acquisition Company	Pro Forma Adjustments		Pro Forma XCF Global, Inc.

Revenue	-	-	-		-

Operating expenses	11,322	-	-		11,322
Operating costs	-	5,559	(5,559	)E	-
General and administrative expenses	10,755	-	5,559	E	16,314
Severance expense	-	-	-		-
Professional fees	3,707	-	-		3,707
Total operating expenses	25,784	5,559	-		31,343

Loss from operations	(25,784)	(5,559)	-		(31,343)

Other income (expense)
Change in the fair value of the note payable	-	(322)	-		(322)
Change in fair value of warrants	-	716	-		716
Change in fair value of Non-Redemption Agreement	-	(1,250)	1,250	F	-
Interest income -Trust Account	-	1,026	(1,026	)G	-
Interest income (expense), net	(3,143)	10	(710	)H	(3,843)
Other income (expense), net	-	-	-		-
Total other income (expense)	(3,143)	180	(486)		(3,449)
Income (loss) from continuing operations before income taxes	(28,927)	(5,379)	(486)		(34,792)
Income taxes expense	-	(104)	-	I	(104)
Net income (loss)	$(28,927)	$(5,275)	$(486)		$(34,688)

Pro Forma Earnings Per Share
			Basic		$(0.22)
			Diluted		$(0.22)
Pro Forma Number of Shares Used in Computing EPS
			Basic (#)		155,847,812
			Diluted (#)		155,847,812

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1.Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Focus Impact was determined as the “acquired” company for financial reporting purposes and Legacy XCF was considered as the accounting acquirer. The New Rise Acquisitions was closed prior to the Business Combination, and New Rise Renewables was the accounting acquirer of Legacy XCF. To reflect the New Rise Acquisitions prior to the Business Combination in the pro forma financial information, the column “Pro Forma XCF” represents the combination of Legacy XCF and New Rise, from which Legacy XCF is the surviving entity.

For accounting purposes, the financial statements of XCF represents a continuation of the financial statements of Pro Forma XCF with the Business Combination treated as the equivalent of Legacy XCF issuing shares for the net assets of Focus Impact, accompanied by a recapitalization whereby no goodwill or other intangible assets were recorded. Operations prior to the Closing will be those of Pro Forma XCF in future reports of XCF.

The New Rise Acquisitions were accounted for as a reverse asset acquisition in accordance with U.S. GAAP. Under this method of accounting, Legacy XCF is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, no goodwill was recorded since Legacy XCF’s assets and liabilities were recognized at cost, and the cost allocation was determined based on relative fair values. The combined entity’s financials will represent a continuation of New Rise’s financials and include the recognition of Legacy XCF’s assets acquired. Operations prior to the Closing will be those of New Rise in future reports of the combined company.

The unaudited pro forma condensed combined balance sheet of XCF as of June 30, 2025, combines (i) the unaudited historical consolidated balance sheet of XCF as of June 30, 2025, and (ii) pro forma adjustments to give effect to the Financing Transactions as if they had been consummated as of that date.

The unaudited pro forma condensed combined statement of operations of XCF for the six months ended June 30, 2025, combines (i) the unaudited historical statement of operations of XCF for the six months ended June 30, 2025, and (ii) pro forma adjustments to give effect to the Financing Transactions as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for Pro Forma XCF, which represents the combination of New Rise Entities and Legacy XCF for the twelve months ended December 31, 2024 combines: (i) the audited historical statement of operations of Legacy XCF for the period from January 1, 2024 through December 31, 2024 and (ii) the audited historical statement of operations of New Rise Renewables and New Rise SAF for the period from January 1, 2024 through December 31, 2024 on a pro forma basis, giving effect to the New Rise Acquisitions, summarized below, as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for Pro Forma XCF Global Inc. for the twelve months ended December 31, 2024 combines: (i) unaudited pro forma condensed combined statement of operations for Pro Forma XCF from January 1, 2024 to December 31, 2024 and (ii) the audited historical statement of operations of Focus Impact for the period from January 1, 2024 through December 31, 2024, giving effect to the Business Combination and other related events in connection with the Business Combination as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of the Focus Impact. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the consolidation of the three companies or the costs that may be incurred in integrating their operations. The pro forma financial statements do not purport to project the future results of operations or financial position of the XCF.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

●	the historical audited financial statements of Focus Impact for the fiscal year ended December 31, 2024;
●	the historical unaudited financial statements of XCF for the six months ended June 30, 2025;
●	the historical audited financial statements of Legacy XCF for the fiscal year ended December 31, 2024;
●	the historical audited financial statements of New Rise Renewables and New Rise SAF for the fiscal year ended December 31, 2024;

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Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this filing. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

Management has not identified any material differences in accounting policies that would require adjustments in the pro forma financial information. Certain reclassifications have been reflected to conform financial statement presentation as described in the notes the pro forma financial statements below.

2.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Certain preliminary adjustments have been made to the historical financial information, as outlined in the footnotes below.

(A)	Represents pro forma adjustments to cash and cash equivalents to reflect the following:

(dollars in thousands)	As of June 30, 2025
Proceeds from issuance of shares of Common Stock to Helena Global Investment Opportunities I Ltd. under Helena Financing	2,250
Proceeds from issuance of shares of Common Stock to Helena Global Investment Opportunities I Ltd. under ELOC Financing	500
Proceeds from issuance of shares of Common Stock to EEME Energy SPV I LLC under EEME Financing	6,000
Net adjustment	8,750

(B)	Represents pro forma adjustments to par value of Common Stock balance to reflect the following:

(dollars in thousands)	As of June 30, 2025
Issuance of shares of Common Stock to Helena Global Investment Opportunities I Ltd. under ELOC Financing	0.04
Proceeds from issuance of shares of Common Stock to EEME Energy SPV I LLC under EEME Financing	6.17
Net adjustment	6.21

(C)	Represents pro forma adjustments to additional paid in capital balance to reflect the following:

(dollars in thousands)	As of June 30, 2025
Issuance of Common shares of Common Stock to Helena Global Investment Opportunities I Ltd. under Helena Financing	2,250
Issuance of Common shares of Common Stock to Helena Global Investment Opportunities I Ltd. under ELOC Financing	500
Proceeds from issuance of shares of Common Stock to Shares EEME Energy SPV I LLC under EEME Financing	6,704
Net adjustment	9,454

(D)	Reflects the adjustment to record $0.7 million of interest expense incurred for the year ended December 31, 2024, related to the Convertible Notes issued to EEME Energy SPV I LLC.

(E)	Represents reclassifications to conform Focus Impact’s financial information to financial statement line items and presentation of XCF based on Pro Forma XCF’s financial statement presentation.

(F)	Reflects the elimination of $1.3 million of change in fair value of Non-Redemption Agreement for the year ended December 31, 2024, related to historical change in fair value of the Non-Redemption Agreement.

(G)	Reflects the elimination of $1.0 million of interest income earned for the year ended December 31, 2024, related to historical income from the Trust Account.

(H)	Reflects the adjustment to record $0.7 million of interest expense incurred for the year ended December 31, 2024, related to the Convertible Notes issued to EEME Energy SPV I LLC.

(I)	The pro forma income statement adjustments do not reflect any income tax effect because XCF has a full valuation allowance offsetting any potential tax impact.

3. Earnings per Share

The pro forma earnings per share calculation represents the net income (loss) per share calculated using the pro forma basic and diluted weighted average shares outstanding of XCF Common Stock as a result of the pro forma adjustments as if the New Rise Acquisitions, Financing Transactions and Business Combination had occurred on January 1, 2024, the beginning of the earliest period presented. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share reflects (i) the historical XCF shares, as adjusted based on the aggregate number of XCG Common Stock issued for the Financing Transactions have been outstanding for the entire periods presented.

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The unaudited pro forma condensed combined per share information has been presented as follows:

(in thousands, except share and per share data)	Period of January 1 to June 30, 2025
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$102,800
Denominator:
Shares of Common Stock issued on Business Combination	149,264,925
Shares of Common Stock issued under the EEME Financing(1)	950,000
Shares of Common Stock issued under the Initial EEME Financing(2)	1,430,550
Shares of Common Stock issued under the Subsequent EEME Financing(3)	3,785,670
Shares of Common Stock issued under the ELOC Financing	416,667
Weighted average shares outstanding - basic	155,847,912
Weighted average shares outstanding – diluted	155,847,812

Net income (loss) per share attributable to common shareholders – basic	$0.66
Net income (loss) per share attributable to common shareholders – diluted	$0.66

(1)	As part of the agreement, the Company agreed to pay an arrangement fee and advisory fee to EEME Energy through the issuance of 750,000 and 200,000 shares of the Company’s Common Stock, respectively
(2)	On July 29, 2025, the Company and EEME Energy consummated the closings and issued two Converted Promissory Notes in the aggregate principal amount of $2.0 million to EEME Energy. (the “Initial EEME Financing”). Also on July 29, 2025, EEME Energy elected to convert the entire outstanding principal of $2,000,000 and the interest payment conversion amount of $266,000 into Company’s Common stock. The conversion price was approximately $1.58 per share (10% discount to the 5-day variable weighted average price of $1.76), resulting in the issuance of 1,430,550 shares of Common stock to EEME Energy.
(3)	On August 11, 2025, the Company and EEME Energy consummated a subsequent closing and issued a Note in the aggregate principal amount of $4.0 million to EEME Energy (the “Subsequent EEME Financing” and together with the Initial EEME Financing, the “EEME Financing”). Also on August 11, 2025, EEME Energy elected to convert the entire outstanding principal of $4,000,000 and the interest payment conversion amount of $532,000 into Company’s Common stock. The conversion price was approximately $1.20 per share (5% discount to the 5-day variable weighted average price of $1.26), resulting in the issuance of 3,785,670 shares of Common stock to EEME Energy.

Upon the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

Common Stock Warrants	17,900,000
RSUs issued and outstanding	2,684,000

(in thousands, except share and per share data)	Period of January 31 to December 31, 2024
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$(34,688)
Denominator:
Shares of Common Stock issued on Business Combination	149,264,925
Shares of Common Stock issued under the EEME Financing(1)	950,000
Shares of Common Stock issued under the Initial EEME Financing(2)	1,430,550
Shares of Common Stock issued under the Subsequent EEME Financing(3)	3,785,670
Shares of Common Stock issued under the ELOC Financing	416,667
Weighted average shares outstanding - basic	155,847,912
Weighted average shares outstanding – diluted	155,847,812
Net income (loss) per share attributable to common shareholders - basic	$(0.22)
Net income (loss) per share attributable to common shareholders - diluted	$(0.22)

(1)	As part of the agreement, the Company agreed to pay an arrangement fee and advisory fee to EEME Energy through the issuance of 750,000 and 200,000 shares of the Company’s Common Stock, respectively
(2)	On July 29, 2025, the Company and EEME Energy consummated the closings and issued two Converted Promissory Notes in the aggregate principal amount of $2.0 million to EEME Energy. (the “Initial EEME Financing”). Also on July 29, 2025, EEME Energy elected to convert the entire outstanding principal of $2,000,000 and the interest payment conversion amount of $266,000 into Company’s Common stock. The conversion price was approximately $1.58 per share (10% discount to the 5-day variable weighted average price of $1.76), resulting in the issuance of 1,430,550 shares of Common stock to EEME Energy.
(3)	On August 11, 2025, the Company and EEME Energy consummated a subsequent closing and issued a Note in the aggregate principal amount of $4.0 million to EEME Energy (the “Subsequent EEME Financing” and together with the Initial EEME Financing, the “EEME Financing”). Also on August 11, 2025, EEME Energy elected to convert the entire outstanding principal of $4,000,000 and the interest payment conversion amount of $532,000 into Company’s Common stock. The conversion price was approximately $1.20 per share (5% discount to the 5-day variable weighted average price of $1.26), resulting in the issuance of 3,785,670 shares of Common stock to EEME Energy.

Upon the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

Common Stock Warrants	17,900,000
RSUs issued and outstanding	2,684,000

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